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                                                                EXHIBIT NO. 99.5

                             DISTRIBUTION AGREEMENT



         DISTRIBUTION AGREEMENT, as of this 13th day of July, 2001, by and between MFS/SUN LIFE SERIES TRUST, a Massachusetts business trust (the "Trust"), on behalf of each series from time to time of the Trust (referred to individually as a "Fund" and collectively as the "Funds") and MFS FUND DISTRIBUTORS, INC., a Delaware corporation (the "Distributor");

         NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties hereto agree as follows:

         1. The Trust grants to the Distributor the right, as agent of the Trust, to sell Shares of Beneficial Interest, without par value, of the Funds (the "Shares") upon the terms herein below set forth during the term of this Agreement. While this Agreement is in force, the Distributor agrees to use its best efforts to find purchasers for Shares.

            The Distributor shall have the right, as agent of the Trust, to order from the Trust the Shares needed, but not more than the Shares needed (except for clerical errors and errors of transmission) to fill unconditional orders for Shares placed with the Distributor by investors as set forth in the current prospectus and statement of additional information (collectively, the "Prospectus") relating to the Shares. The price which shall be paid to the Trust for the Shares so purchased shall be the net asset value on which such orders were based. The Distributor shall notify the Custodian of the Trust, at the end of each business day, or as soon thereafter as the orders placed with it have been compiled, of the number of Shares and the prices thereof which have been ordered through the Distributor since the end of the previous day.

            The right granted to the Distributor to place orders for Shares with the Trust shall be exclusive, except that said exclusive right shall not apply to Shares issued in the event that an investment company (whether a regulated or private investment company or a personal holding company) is merged or consolidated with the Trust (or a Fund) or in the event that the Trust (or a Fund) acquires by purchase or otherwise, all (or substantially all) the assets or the outstanding shares of any such company; nor shall it apply to Shares issued by the Trust (or a Fund) as a stock dividend or a stock split. The exclusive right to place orders for Shares granted to the Distributor may be waived by the Distributor by notice to the Trust in writing, either unconditionally or subject to such conditions and limitations as may be set forth in the notice to the Trust. The Trust hereby acknowledges that the Distributor may render distribution and other services to other parties, including other investment companies.

         2. The Shares may be sold through the Distributor to investors upon the following terms and conditions:

            The Distributor may place orders for Shares at the net asset value for such Shares (as established pursuant to paragraph l above) on behalf of such purchasers and under such circumstances as the Prospectus describes, provided that such sales comply with Rule 22d-1 under the Investment Company Act of 1940 or any exemptive order granted by the Securities and Exchange Commission. The Distributor may also place orders for Shares at net asset value on behalf of persons reinvesting the proceeds of the redemption or resale of Shares or shares of other investment companies for which the Distributor acts as Distributor or as otherwise provided in the current Prospectus.

            The net asset value of Shares shall be determined by the Trust or by an agent of the Trust, as of the close of regular trading of the New York Stock Exchange on each business day on which said Exchange is open, in accordance with the method set forth in the governing instruments (as hereinafter defined) of the Trust. The Trust may also cause the net asset value to be determined in substantially the same manner or estimated in such manner and as of such other hour or hours as may from time to time be agreed upon in writing by the Trust and Distributor. The Trust shall have the right to suspend the sale of Shares if, because of some extraordinary condition, the New York Stock Exchange shall be closed, or if conditions obtaining during the hours when the Exchange is open render such action advisable, or for any other reasons deemed adequate by the Trust.

         3. The Trust agrees that it will, from time to time, take all necessary action to register the offering and sale of Shares under the Securities Act of l933, as amended (the "Act"), and applicable state securities laws.

            The Distributor shall be an independent contractor and neither the Distributor nor any of its directors, officers or employees as such, is or shall be an employee of the Trust. It is understood that Trustees, officers and shareholders of the Trust are or may become interested in the Distributor, as Directors, officers and employees, or otherwise and that Directors, officers and employees of the Distributor are or may become similarly interested in the Trust and that the Distributor may be or become interested in the Trust as a shareholder or otherwise. The Distributor is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

         4. The Distributor covenants and agrees that, in selling Shares, it will use its best efforts in all respects duly to conform with the requirements of all state and federal laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD") relating to the sale of Shares, and will indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person's acquiring any Shares, which may be based upon the Act or any other statute or common law, on account of any wrongful act of the Distributor or any of its employees (including any failure to conform with any requirement of any state or federal law or the Rules of Fair Practice of the NASD relating to the sale of Shares) or on the ground that the registration statement or Prospectus or Statement of Additional Information, as from time to time amended and supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless any such act, statement or omission was made in reliance upon information furnished to the Distributor by or on behalf of the Trust, provided, however, that in no case (i) is the indemnity of the Distributor in favor of any person indemnified to be deemed to protect the Trust or any such person against any liability to which the Trust or any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his duties or by reason of its or his reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or such person, as the case may be, shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust or upon such person (or after the Trust or such person shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve it from any liability which it may have to the Trust or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Distributor shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Trust, or to its officers or Trustees, or to any controlling person or persons, defendant or defendants in the suit. In the event that the Distributor elects to assume the defense of any such suit and retain such counsel, the Trust or such officers or Trustees or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Distributor does not elect to assume the defense of any such suit, it shall reimburse the Trust and such officers and Trustees or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Shares.

            Neither the Distributor nor any other person is authorized to give any information or to make any representation on behalf of the Trust, other than those contained in the registration statement or Prospectus filed with the Securities and Exchange Commission under the Act (as said registration statement or Prospectus may be amended or supplemented from time to time), covering the Shares or other than those contained in periodic reports to shareholders of the Trust.

         5. The Trust will pay, or cause to be paid -

                (i) all costs and expenses of the Trust, including fees and disbursements of its counsel, in connection with the preparation and filing of any required registration statement or Prospectus under the Act covering Shares and all amendments and supplements thereto and any notices regarding the registration of shares, and preparing and mailing to shareholders Prospectuses, statements and confirmations and periodic reports (including the expense of setting up in type any such registration statement, Prospectus or periodic report);

                (ii) the expenses (including auditing expenses) of qualification of the Shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Trust as a dealer or broker, in such states as shall be selected by the Distributor and the fees payable to each such state with respect to shares sold and for continuing the qualification therein until the Distributor notifies the Trust that it does not wish such qualification continued;

                (iii) the cost of preparing temporary or permanent certificates for Shares;

                (iv) all fees and disbursements of the transfer agent of the Trust;

                (v) the cost and expenses of delivering to the Distributor at its office in Boston, Massachusetts, all Shares purchased through it as agent hereunder; and

                (vi) all the federal and state issue and/or transfer taxes payable upon the issue by or (in the case of treasury Shares) transfer from the Trust of any and all Shares purchased through the Distributor hereunder.

            The Distributor agrees that, after the Prospectus and periodic reports have been set up in type, it will bear the expense (other than the cost of mailing to shareholders of the Trust) of printing and distributing any copies thereof which are to be used in connection with the offering of Shares to investors. The Distributor further agrees that it will bear the expenses of preparing, printing and distributing any other literature used by the Distributor for use in connection with the offering of the Shares for sale to investors and any expenses of advertising in connection with such offering. Nothing in this paragraph 5 shall be deemed to prohibit or conflict with any payment by the Trust or any Fund to the Distributor pursuant to any Distribution Plan adopted and in effect pursuant to Rule 12b-1 under the Investment Company Act of 1940.

         6. The Trust hereby authorizes the Distributor to repurchase, upon the terms and conditions set forth in written instructions given by the Trust to the Distributor from time to time, as agent of the Trust and for its account, such Shares as may be offered for sale to the Trust from time to time.

                (a) The Distributor shall notify in writing the Custodian of the Trust, at the end of each business day, or as soon thereafter as the repurchases have been compiled, of the number of Shares repurchased for the account of the Trust since the last previous report, together with the prices at which such repurchases were made, and upon the request of any Officer or Trustee of the Trust shall furnish similar information with respect to all repurchases made up to the time of the request on any day.

                (b) The Trust reserves the right to suspend or revoke the foregoing authorization at any time. Unless otherwise stated, any such suspension or revocation shall be effective forthwith upon receipt of notice thereof by an officer of the Distributor, by telegraph or by written notice from the Trust. In the event that the authorization of the Distributor is, by the terms of such notice, suspended for more than twenty-four hours or until further notice, the authorization given by this paragraph 6 shall not be revived except by action of a majority of the members of the Board of Trustees of the Trust.

                (c) The Distributor shall have the right to terminate the operation of this paragraph 6 upon giving to the Trust thirty days' written notice thereof.

                (d) The Trust agrees to authorize and direct the Custodian to pay, for the account of the Trust, the purchase price of any Shares so repurchased against delivery of the certificates, if any, in proper form for transfer to the Trust or for cancellation by the Trust.

                (e) The Distributor shall receive no commission in respect of any repurchase of Shares under the foregoing authorization and appointment as agent.

                (f) The Trust agrees to reimburse the Distributor, from time to time upon demand, for any reasonable expenses incurred in connection with the repurchase of Shares pursuant to this paragraph 6.

         7. If, at any time during the existence of this Agreement, the Trust shall deem it necessary or advisable in the best interests of the Trust that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or other governmental authority or to obtain any advantage under Massachusetts, any state or federal tax laws, it shall notify the Distributor of the form of amendment which it deems necessary or advisable and the reasons therefore. If the Distributor declines to assent to such amendment, the Trust may terminate this Agreement forthwith by written notice to the Distributor without payment of any penalty. If, at any time during the existence of this Agreement, upon request by the Distributor, the Trust fails (after a reasonable time) to make any changes in its governing instruments or in its methods of doing business which are necessary in order to comply with any requirements of federal or state laws or regulations, laws or regulations of the Securities and Exchange Commission or of a national securities association of which the Distributor is or may be a member, relating to the sale of Shares, the Distributor may terminate this Agreement forthwith by written notice to the Trust without payment of any penalty.

         8. The Distributor agrees that it will not take any long or short positions in the Shares except as permitted by paragraphs l and 6 hereof. Whenever used in this Agreement, the term "governing instruments" shall mean the Declaration of Trust and the By-Laws of the Trust, as from time to time amended.

         9. This Agreement shall become effective with respect to each Fund upon its execution and shall continue in force with respect to a Fund until July 13, 2003 on which date it will terminate with respect to that Fund unless its continuance after July 13, 2003, is specifically approved at least annually (i) by the vote of a majority of the Board of Trustees of the Trust who are not interested persons of the Trust or of the Distributor at a meeting specifically called for the purpose of voting on such approval, and (ii) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of that Fund. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act of l940 and the Rules and Regulations thereunder.

         This Agreement may be terminated as to any Fund at any time by either party without payment of any penalty on not more than sixty days' or less than thirty days' written notice to the other party.

         l0. This Agreement shall automatically terminate in the event of its assignment.

         11. The terms "vote of a majority of the outstanding voting securities", "interested person" and "assignment" shall have the respective meanings specified in the Investment Company Act of l940 and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

         12. This Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

         13. The undersigned officer of the Trust has executed the Agreement not individually, but as an officer under the Trust's Amended and Restated Declaration of Trust dated May 4, 2001, and the obligations of the Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually, but bind only the Trust estate.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above.

                                         MFS/SUN LIFE SERIES TRUST

                                         By:     C. JAMES PRIEUR
                                                 -------------------
                                                 C. James Prieur
                                                 President

                                         MFS FUND DISTRIBUTORS, INC.

                                         By:     MARTIN E. BEAULIEAU
                                                 -------------------
                                                 Martin E. Beaulieau
                                                 President